UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 21, 2009

CENTER BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

New Jersey	2-81353	52-1273725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2455 Morris Avenue, Union, New Jersey		07083
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (800) 862-3683

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On August 21, 2009, Center Bancorp, Inc. (“Center Bancorp”) issued a press release announcing that a record date of September 1, 2009 has been set for its proposed rights offering of up to $11 million of its common stock.  Upon commencement of the proposed rights offering, Center Bancorp will distribute non-transferable subscription rights to purchase shares of its common stock to each holder of its common stock as of the close of business on the record date.  The amount of subscription rights to be distributed in the rights offering will be determined based on the total number of outstanding shares of Center Bancorp’s common stock on the record date.  The subscription price, which is anticipated to be at a discount to the market price, will be determined on a date closer to the record date.

A copy of the press release is attached to this Form 8-K as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit 99.1 - Center Bancorp, Inc. Press Release, dated August 21, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTER BANCORP, INC.

	By:	/s/ Anthony C. Weagley
	Name:	Anthony C. Weagley
	Title:	President & CEO

Dated: August 24, 2009

EXHIBIT INDEX

Exhibit 99.1 - Center Bancorp, Inc. Press Release, dated August 21, 2009